                                                                    EXHIBIT 4.10


================================================================================

                           STERLING CHEMICALS, INC.,

                                    Trustor,

                                       to

                           John Dorris, an Individual

                                    Trustee

                               for the benefit of

                       HARRIS TRUST COMPANY OF NEW YORK,

                                  Beneficiary


             -----------------------------------------------------
                   SECOND DEED OF TRUST, ASSIGNMENT OF LEASES
                                   AND RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING
             -----------------------------------------------------


                           Dated as of July 23, 1999

           This instrument affects certain real and personal property located in Galveston County,
                                State of Texas.


================================================================================

                             Record and return to:

                                Latham & Watkins
                                885 Third Avenue
                            New York, New York 10022
                        Attention: Wylie S. Allen, Esq.

This instrument was prepared by the above-named attorney.

                               TABLE OF CONTENTS

                                                                                                               Page

                                                     ARTICLE I

                                      COVENANTS AND AGREEMENTS OF THE TRUSTOR

Section 1.1.          Payment of Obligations......................................................................4
Section 1.2.          Title to Trust Premises, etc................................................................5
Section 1.3.          Title Insurance.............................................................................5
Section 1.4.          Recordation.................................................................................6
Section 1.5.          Payment of Impositions, etc.................................................................6
Section 1.6.          Insurance and Legal Requirements............................................................6
Section 1.7.          Security Interests, etc.....................................................................7
Section 1.8.          Permitted Contests..........................................................................7
Section 1.9.          Leases......................................................................................8
Section 1.10.         Compliance with Instruments.................................................................8
Section 1.11.         Maintenance and Repair, etc.................................................................8
Section 1.12.         Alterations, Additions, etc.................................................................8
Section 1.13.         Acquired Property Subject to Lien...........................................................9
Section 1.14.         Assignment of Rents, Proceeds, etc..........................................................9
Section 1.15.         No Claims Against the Trustee or the Beneficiary...........................................10
Section 1.16.         Indemnification............................................................................10
Section 1.17.         No Credit for Payment of Taxes.............................................................11
Section 1.18.         Intentionally Omitted......................................................................11
Section 1.19.         No Transfer of the Property................................................................12
Section 1.20.         Security Agreement.........................................................................12
Section 1.21.         Representations and Warranties.............................................................13
Section 1.22.         Trustor's Covenants........................................................................13
Section 1.23.         Attornment.................................................................................13

                                                    ARTICLE II

                                  INSURANCE; DAMAGE, DESTRUCTION OR taking, ETC.

Section 2.1.          Insurance..................................................................................13
Section 2.2.          Damage, Destruction or Taking; Trustor to Give Notice; Assignment of Awards................15
Section 2.3.          Application of Proceeds and Awards.........................................................16
Section 2.4.          Total Taking and Total Destruction.........................................................17

                                                    ARTICLE III

                                         EVENTS OF DEFAULT; REMEDIES, ETC.

Section 3.1.          Events of Default; Acceleration............................................................18

Section 3.2.          Legal Proceedings; Judicial Foreclosure....................................................18
Section 3.3.          Power of Sale..............................................................................18
Section 3.4.          Uniform Commercial Code Remedies...........................................................20
Section 3.5.          Beneficiary Authorized to Execute Deeds, etc...............................................20
Section 3.6.          Purchase of Trust Premises by Beneficiary..................................................20
Section 3.7.          Receipt a Sufficient Discharge to Purchaser................................................21
Section 3.8.          Waiver of Appraisement, Valuation, etc.....................................................21
Section 3.9.          Sale a Bar Against Trustor.................................................................21
Section 3.10.         Obligations to Become Due on Sale..........................................................21
Section 3.11.         Application of Proceeds of Sale and Other Moneys...........................................21
Section 3.12.         Appointment of Receiver....................................................................22
Section 3.13.         Possession, Management and Income..........................................................22
Section 3.14.         Right of Beneficiary to Perform Trustor's Covenants, etc...................................22
Section 3.15.         Subrogation................................................................................23
Section 3.16.         Remedies, etc., Cumulative.................................................................23
Section 3.17.         Provisions Subject to Applicable Law.......................................................23
Section 3.18.         No Waiver, etc.............................................................................23
Section 3.19.         Compromise of Actions, etc.................................................................24

                                                    ARTICLE IV

                                                    DEFINITIONS

Section 4.1.          Terms Defined in this Deed of Trust........................................................24
Section 4.2.          Use of Defined Terms.......................................................................25
Section 4.3.          Indenture Definitions......................................................................26

                                                     ARTICLE V

                                                   MISCELLANEOUS

Section 5.1.          Further Assurances; Financing Statements...................................................26
Section 5.2.          Additional Security........................................................................26
Section 5.3.          Defeasance; Partial Release, etc...........................................................27
Section 5.4.          Notices, etc...............................................................................27
Section 5.5.          Waivers, Amendments, etc...................................................................27
Section 5.6.          Cross-References...........................................................................27
Section 5.7.          Headings...................................................................................27
Section 5.8.          Currency...................................................................................27
Section 5.9.          Governing Law..............................................................................28
Section 5.10.         Successors and Assigns, etc................................................................28
Section 5.11.         Concerning the Trustee.....................................................................28
Section 5.12.         Waiver of Jury Trial; Submission to Jurisdiction...........................................30
Section 5.13.         Severability; Conflicts....................................................................31
Section 5.14.         Security Agreement.........................................................................31
Section 5.15.         Usury Savings Clause.......................................................................31
Section 5.16.         Entire Agreement...........................................................................32

Section 5.17.         Subordination to First Deed of Trust.......................................................32


Exhibit A         Legal Description of the Land
Exhibit B         Permitted Encumbrances

             SECOND DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING

         SECOND DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING, dated as of July 23, 1999 (this "Deed of Trust"), made from STERLING CHEMICALS, INC., a Delaware corporation (the "Trustor"), having an address at 1200 Smith, Suite 1900, Houston, Texas 77002-4312, to John Dorris, a resident of Harris County, as trustee, having an address c/o First American Title Insurance Company of Texas, as trustee (the "Trustee"), for the benefit of HARRIS TRUST COMPANY OF NEW YORK, a New York corporation, as collateral agent and indenture trustee for the benefit of itself and certain other holders (collectively, the "Holders") of the 12 3/8% Senior Secured Notes due 2006, having an address at Wall Street Plaza, 19th Floor, 88 Pine Street, New York, New York 10005, as Beneficiary (together with its successors and assigns from time to time, the "Beneficiary").

                          W I T N E S S E T H T H A T:

         WHEREAS, the Trustor is on the date of delivery hereof the owner of fee title (or easement or leasehold title if otherwise indicated on Exhibit A hereto) to the parcels of land described in Exhibit A hereto (the "Land") and of the Improvements (hereinafter defined);

         WHEREAS, the Beneficiary, as collateral agent and indenture trustee, and Trustor, as issuer ("Issuer") have entered into that certain Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Issuer issued $295 million in the aggregate principal amount of 12 3/8% Senior Secured Notes due 2006 (the "Senior Secured Notes"); and

         WHEREAS, Trustor has granted a first priority deed of trust (the "First Deed of Trust") encumbering the Property pursuant to the terms of that certain Revolving Credit Agreement (the "Credit Agreement"), by and among Trustor, Sterling Canada, Inc., Sterling Pulp Chemicals US, Inc., Sterling Pulp Chemicals, Inc., Sterling Fibers, Inc., Sterling Chemicals Energy, Inc. and Sterling Chemicals International, Inc., as Borrowers (collectively, "Borrowers"), various financial institutions, as lenders ("Lenders"), DLJ Capital Funding, Inc., as syndication agent ("Syndication Agent"), The CIT Group/Business Credit, Inc., as the administrative agent and collateral agent (the "Administrative Agent"), and Credit Suisse First Boston, as the documentation agent; and

         WHEREAS, pursuant to the terms of the Credit Agreement, the Lenders (as defined in the Credit Agreement) have agreed to make loans (the "Senior Loan") to the Borrowers in the maximum original principal amount of Seventy Million Dollars ($70,000,000), the payment of which is secured by, inter alia, the First Deed of Trust encumbering the Trust Premises; and

         WHEREAS, during the pendency of the Senior Loan and any refinancing thereof, to the extent such refinancing is permitted under the Indenture, this Deed of Trust shall be subordinate and inferior to the First Deed of Trust;

         WHEREAS, the Trustor has duly authorized the execution, delivery and performance of this Deed of Trust.

                                     GRANT:

         NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to secure the full, timely and proper payment and performance of and compliance with each and every one of the Obligations (as hereinafter defined), the Trustor hereby irrevocably grants, bargains, sells, mortgages, warrants, aliens, demises, releases, hypothecates, pledges, assigns, transfers and conveys to the Trustee, IN TRUST, WITH POWER OF SALE, for the benefit of Beneficiary and its successors and assigns, forever, all of the following (the "Trust Premises"):

                  (a) Real Estate. All of Trustor's right, title and interest in and to all of the Land and all additional lands and estates therein now owned by the Trustor for use or development with the Land or any portion thereof, together with all and singular the tenements, rights, easements, hereditaments, rights of way, privileges, liberties, appendages and appurtenances now belonging or in any way pertaining to the Land and such additional lands and estates therein (including, without limitation, all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); all development rights, air rights, riparian rights, water, water rights, water stock, all rights in, to and with respect to any and all oil, gas, coal, minerals and other substances of any kind or character underlying or relating to the Land and such additional lands and estates therein and any interest therein; all estate, claim, demand, right, title or interest of the Trustor in and to any street, road, highway or alley, vacated or other, adjoining the Land or any part thereof and such additional lands and estates therein; all strips and gores belonging, adjacent or pertaining to the Land or such additional lands and estates (herein collectively referred to as the "Real Estate");

                  (b) Improvements. All of Trustor's right, title and interest in and to all buildings, structures and other improvements now existing on the Land and any additions and alterations thereto or replacements thereof, now or hereafter built, constructed or located upon the Real Estate; and, to the extent that any of the following items of property constitutes fixtures under applicable laws, all furnishings, fixtures, fittings, appliances, apparatus, equipment, machinery, building and construction materials and other articles of every kind and nature whatsoever and all replacements thereof, now or hereafter affixed or attached to, placed upon or used in any way in connection with the complete and comfortable use, enjoyment, occupation, operation, development and/or maintenance of the Real Estate or such buildings, structures and other improvements, including, but not limited to, partitions, furnaces, boilers, oil burners, radiators and piping, plumbing and bathroom fixtures, refrigeration, heating, ventilating, air conditioning and sprinkler systems, other fire prevention and extinguishing apparatus and materials, vacuum cleaning systems, gas and electric fixtures, incinerators, compactors, elevators, engines, motors, generators and all other articles of property which are considered fixtures under applicable law (such buildings, structures and other improvements and such other property are herein collectively referred to as the

         "Improvements"; the Real Estate and the Improvements are herein collectively referred to as the "Property");

                  (c) Goods. All of Trustor's right, title and interest in and to all building materials, construction materials, appliances (including, without limitation, stoves, ranges, ovens, disposals, refrigerators, water fountains and coolers, fans, heaters, dishwashers, clothes washers and dryers, water heaters, hood and fan combinations, kitchen equipment, laundry equipment, kitchen cabinets and other similar equipment), stocks, supplies, blinds, window shades, drapes, carpets, floor coverings, manufacturing equipment and machinery, office equipment, growing plants and shrubberies, control devices, equipment (including window cleaning, building cleaning, swimming pool, recreational, monitoring, garbage, pest control and other equipment), motor vehicles, tools, furnishings, furniture, lighting, non-structural additions to the Real Estate and Improvements and all other tangible property of any kind or character, together with all replacements thereof, now or hereafter located on or in or used or useful in connection with the complete and comfortable use, enjoyment, occupation, operation, development and/or maintenance of the Property, regardless of whether or not located on or in the Property or located elsewhere for purposes of storage, fabrication or otherwise (herein collectively referred to as the "Goods");

                  (d) Intentionally Deleted;

                  (e) Leases. All rights of the Trustor in, to and under all leases, licenses, occupancy agreements, concessions and other arrangements, oral or written, now existing or replacements thereof hereafter entered into, whereby any Person agrees to pay money or any other consideration for the use, possession or occupancy of, or any estate in, the Property or any portion thereof or interest therein (herein collectively referred to as the "Leases"), and the right, subject to applicable law, upon the occurrence of any Event of Default hereunder, to receive and collect the Rents (as hereinafter defined) paid or payable thereunder;

                  (f) Plans. All rights of the Trustor in and to all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Improvements or any construction on the Real Estate (herein collectively referred to as, the "Plans");

                  (g) Permits. All rights of the Trustor, to the extent assignable, in, to and under all permits, franchises, licenses, approvals and other authorizations respecting the use, occupation and operation of the Property and every part thereof and respecting any business or other activity conducted on or from the Property, and any product or proceed thereof or therefrom, including, without limitation, all building permits, certificates of occupancy and other licenses, permits and approvals issued by governmental authorities having jurisdiction (collectively, the "Permits");

                  (h) Contracts. All right, title and interest of the Trustor, to the extent assignable, in and to all certificates, warranties, appraisals, engineering, environmental, soils, insurance and other reports and studies, books, records, correspondence, files and advertising materials, and other documents, now or hereafter obtained or entered into, as the case may be, pertaining to the construction, use, occupancy, possession, operation, management, leasing, maintenance and/or ownership of the Property and all right, title and interest of the Trustor therein (collectively, the "Contracts");

                  (i) Leases of Furniture, Furnishings and Equipment. All right, title and interest of the Trustor as lessee in, to and under any leases of furniture, furnishings, equipment and any other Goods now or hereafter installed in or at any time used in connection with the Property;

                  (j) Rents. All rents, issues, profits, royalties, avails, income and other benefits derived or owned, directly or indirectly, by the Trustor from the Property, including, without limitation, all rents and other consideration payable by tenants, claims against guarantors, and any cash or other securities deposited to secure performance by tenants, under the Leases (herein collectively referred to as the "Rents"); and

                  (k) Proceeds. All proceeds of the conversion, voluntary or involuntary of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards (herein collectively referred to as the "Proceeds");

         provided however, the Trust Premises shall not include any general intangibles or other rights arising under any contracts, instruments, licenses, or other documents as to which the grant of a lien and/or security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained; and further provided, however, in no event shall the Trust Premises hereunder include any item or classes of "Collateral" as defined in the Current Assets Security Agreement (as defined in the Credit Agreement) and provided further, that the Trust Premises shall only include after acquired property in any of the classes or categories of Collateral to the extent, and only to the extent, that such after acquired property is in replacement or substitution of Collateral existing as of the date hereof.

         AND, without limiting any of the other provisions of this Deed of Trust the Trustor expressly grants to the Beneficiary, as secured party, a security interest in all of those portions of the Trust Premises which are or may be subject to the State Uniform Commercial Code provisions applicable to secured transactions, subject, however, to the Permitted Encumbrances;

         TO HAVE AND TO HOLD the Trust Premises unto the Trustee and the successors, successors in trust and assigns of the Trustee for the benefit of the Beneficiary, its successors and assigns, forever, subject, however, to the Permitted Encumbrances.

         FURTHER to secure the full, timely and proper payment and performance of the Obligations, the Trustor hereby covenants and agrees with and warrants to the Trustee and the Beneficiary as follows:

                                   ARTICLE I

                     COVENANTS AND AGREEMENTS OF THE TRUSTOR

         SECTION 1.1. Payment of Obligations. (i) The Trustor agrees that:

                  (a) it will duly and punctually pay and perform or cause to be paid and performed each of the Obligations at the time and in accordance with the terms of the Indenture and the Senior Secured Notes, and

                  (b) when and as due and payable from time to time in accordance with the terms hereof or of any Security Agreement executed pursuant to the Indenture, pay and perform, or cause to be paid and performed, all other Obligations.

         SECTION 1.2. Title to Trust Premises, etc. The Trustor represents and warrants to and covenants with the Beneficiary that:

                  (a) except as otherwise permitted by the terms of the Indenture, as of the date hereof and at all times hereafter while this Deed of Trust is outstanding, the Trustor (1) is and shall be the absolute owner of the legal and beneficial title to the applicable interest in the Property and to all other property included in the Trust Premises, and (2) has and shall have good and indefeasible title in fee simple absolute, or good and sufficient easement or leasehold title, as currently represented in the granting clause as of the date hereof, to the Property; provided, however, that the portion of the Land described on Part III of Exhibit A is hereby excluded from this covenant, subject in each case only to this Deed of Trust, the Permitted Liens and the encumbrances set forth in Exhibit B hereto (collectively, the "Permitted Encumbrances");

                  (b) the Trustor has good and lawful right, power and authority to execute this Deed of Trust and to convey, transfer, assign, mortgage and grant a security interest in the Trust Premises, all as provided herein;

                  (c) this Deed of Trust has been duly executed, acknowledged and delivered on behalf of the Trustor, all consents and other actions required to be taken by the officers, directors, shareholders and partners, as the case may be, of the Trustor have been duly and fully given and performed and this Deed of Trust constitutes the legal, valid and binding obligation of the Trustor, enforceable against the Trustor in accordance with its terms; and

                  (d) the Trustor, at its expense, will warrant and defend the Trustee and the Beneficiary and any purchaser under the power of sale herein or at any foreclosure sale such title to the Trust Premises and the second deed of trust lien and second perfected security interest of this Deed of Trust thereon and therein against all claims and demands and will maintain, preserve and protect such lien and security interest and will keep this Deed of Trust a valid, direct deed of trust lien of record on the Property and a second perfected security interest in the Trust Premises other than the Property, subject only to the Permitted Encumbrances.

         SECTION 1.3. Title Insurance.

         SECTION 1.3.1. Title Insurance Policy. Concurrently with the execution and delivery of this Deed of Trust, the Trustor, at its expense, has obtained and delivered to the Beneficiary a loan policy or policies of title insurance in an amount, and in form and substance, reasonably satisfactory to the Beneficiary naming the Beneficiary as the insured, insuring the title to and the second deed of trust lien of this Deed of Trust on the portion of the Land described on Part I of Exhibit A with endorsements reasonably requested by the Beneficiary. The Trustor has duly paid in full all premiums and other charges due in connection with the issuance of such policy or policies of title insurance.

         SECTION 1.3.2. Title Insurance Proceeds. All proceeds received by and payable to the Beneficiary for any loss under the loan policy or policies of title insurance delivered to the Beneficiary pursuant to Section 1.3.1, or under any policy or policies of title insurance delivered to the Beneficiary in substitution therefor or replacement thereof, shall be the property of the Beneficiary and shall be applied by the Beneficiary in accordance with the provisions of Section 2.3.

         SECTION 1.4. Recordation. The Trustor, at its expense, will at all times cause this Deed of Trust and any instruments amendatory hereof or supplemental hereto and any instruments of assignment hereof or thereof (and any appropriate financing statements or other instruments and continuations thereof), and each other instrument delivered in connection with the Indenture, the Senior Secured Notes or any Security Agreements executed pursuant to the Indenture and intended thereunder to be recorded, registered and filed, to be kept recorded, registered and filed, in such manner and in such places, and will pay all such recording, registration, filing fees, taxes and other charges, and will comply with all such statutes and regulations as may be required by law in order to establish, preserve, perfect and protect the lien and security interest of this Deed of Trust as a valid, direct deed of trust lien on the Property and perfected security interest in the Trust Premises other than the Property, subject only to the Permitted Encumbrances. The Trustor will pay or cause to be paid, and will indemnify the Trustee and the Beneficiary in respect of, all taxes (including interest and penalties) at any time payable in connection with the filing and recording of this Deed of Trust and any and all supplements and amendments hereto.

         SECTION 1.5. Payment of Impositions, etc. Subject to Section 1.8 (relating to permitted contests), the Trustor will pay or cause to be paid before the same would become delinquent and before any fine, penalty, interest or cost may be added for non-payment, all taxes, assessments, water and sewer rates, charges, license fees, inspection fees and other governmental levies or payments, of every kind and nature whatsoever, general and special, ordinary and extraordinary, unforeseen as well as foreseen, which at any time may be assessed, levied, confirmed, imposed or which may become a lien upon the Trust Premises, or any portion thereof, or which are payable with respect thereto, or upon the rents, issues, income or profits thereof, or on the occupancy, operation, use, possession or activities thereof, whether any or all of the same be levied directly or indirectly or as excise taxes or as income taxes, and all taxes, assessments or charges which may be levied on the Obligations, or the interest thereon (collectively, the "Impositions"). The Trustor will deliver to the Beneficiary, upon request, copies of official receipts or other satisfactory proof evidencing such payments.

         SECTION 1.6. Insurance and Legal Requirements. Subject to Section 1.8 (relating to permitted contests), the Trustor, at its expense, will comply in all material respects, or cause compliance in all material respects with

                  (a) all provisions of any insurance policy covering or applicable to the Trust Premises or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Trust Premises or any part thereof or any use or condition of the Trust Premises or any part thereof (collectively, the "Insurance Requirements"); and

                  (b) all laws, including Environmental Laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Trust Premises or any part thereof, or any of the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, or any use or condition of the Trust Premises or any part thereof (collectively, the "Legal Requirements");

noncompliance of which could reasonably be expected to cause a Material Adverse Effect (as defined in the Credit Agreement) whether or not compliance therewith shall require structural changes in or interference with the use and enjoyment of the Trust Premises or any part thereof.

         SECTION 1.7. Security Interests, etc. The Trustor will not directly or indirectly create or permit or suffer to be created or to remain, and will promptly discharge or cause to be discharged, any deed of trust, mortgage, encumbrance or charge on, pledge of, security interest in or conditional sale or other title retention agreement with respect to or any other lien on or in the Trust Premises or any part thereof or the interest of the Trustor or the Beneficiary therein, or any Proceeds thereof or Rents or other sums arising therefrom, other than (a) Permitted Encumbrances, and (b) liens of mechanics, materialmen, suppliers or vendors or rights thereto incurred in the ordinary course of the business of the Trustor for sums not yet due or any such liens or rights thereto which are at the time being contested as permitted by Section
1.8. The Trustor will not postpone the payment of any sums for which liens of mechanics, materialmen, suppliers or vendors or rights thereto have been incurred (unless such liens or rights thereto are at the time being contested as permitted by Section 1.8), for more than 60 days after the completion of the action giving rise to such liens or rights thereto.

         SECTION 1.8. Permitted Contests. The Trustor at its expense may contest, or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition, Legal Requirement or Insurance Requirement or lien of a mechanic, materialman, supplier or vendor, provided that, (a) in the case of an unpaid Imposition, lien, encumbrance or charge, such proceedings shall suspend the collection thereof from the Trustor, the Beneficiary, and the Trust Premises (including any rent or other income therefrom) and shall not materially interfere with the payment of any such rent or income, (b) neither the Trust Premises nor any rent or other income therefrom nor any part thereof or interest therein would be in any material danger of being sold, forfeited, lost, impaired or interfered with, (c) in the case of a Legal Requirement, neither the Trustor nor the Beneficiary would be in material danger of any civil or criminal liability for failure to comply therewith, (d) the Trustor shall have furnished such security, if any, as may be required in the proceedings or as may be reasonably requested by the Beneficiary, (e) the non-payment of the whole or any part of any Imposition will not result in the delivery of a tax deed to the Trust Premises or any part thereof because of such non-payment, (f) the payment of any sums required to be paid with respect to the Senior Secured Notes or under this Deed of Trust (other than any unpaid Imposition, lien, encumbrance or charge at the time being contested in accordance with this Section 1.8) shall not be interfered with or otherwise affected, (g) in the case of any Insurance Requirement, the failure of the Trustor to comply therewith shall not affect the validity of any insurance required to be maintained by the Trustor under Section 2.1, and (h) that adequate reserves, determined in accordance with GAAP, shall have been set aside on the Trustor's books.

         SECTION 1.9. Leases. The Trustor represents and warrants to the Trustee and the Beneficiary that, as of the date hereof, there are no written or oral leases or other agreements of any kind or nature, other than the Permitted Encumbrances, relating to the occupancy of any portion of the Property by any Person other than the Trustor. Except as is permitted by the Indenture and any Security Agreements executed pursuant to the Indenture, the Trustor will not enter into any such written or oral lease or other agreement with respect to any portion of the Property without first obtaining the written consent of the Beneficiary.

         SECTION 1.10. Compliance with Instruments. The Trustor at its expense will promptly comply in all material respects with all rights of way or use, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments and appurtenances forming a part of the Property and all instruments creating or evidencing the same, in each case, to the extent compliance therewith is required of the Trustor under the terms thereof. Except as is permitted by the Indenture and any Security Agreements executed pursuant to the Indenture, the Trustor will not take any action which may result in a forfeiture or termination of the rights afforded to the Trustor under any such instruments, and will not, without the prior written consent of the Beneficiary, amend any of such instruments in any manner adverse to the Beneficiary and the Holders in any material respect.

         SECTION 1.11. Maintenance and Repair, etc. Subject to the provisions of
Section 1.12, the Trustor will keep or cause to be kept all presently and subsequently erected or acquired Improvements and the sidewalks, curbs, vaults and vault space, if any, located on or adjoining the same, and the streets and the ways adjoining the same, in good and substantial order and repair and in such a fashion that neither the value nor utility of the Trust Premises will be diminished, and, at its sole cost and expense, will promptly make or cause to be made all necessary and appropriate repairs, replacements and renewals thereof, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, so that its business carried on in connection therewith may be properly conducted at all times. The Trustor at its expense will do or cause to be done all shoring of foundations and walls of any building or other Improvements on the Property and (to the extent permitted by law) of the ground adjacent thereto, and every other act necessary or appropriate for the preservation and safety of the Property by reason of or in connection with any excavation or other building operation upon the

Property and upon any adjoining property, whether or not the Trustor shall, by any Legal Requirement, be required to take such action or be liable for failure to do so.

         SECTION 1.12. Alterations, Additions, etc. So long as no Event of Default shall have occurred and be continuing, the Trustor shall have the right at any time and from time to time to make or cause to be made reasonable alterations of and additions to the Property or any part thereof, provided that any alteration or addition: (a) shall not change the general character or the use of the Property or reduce the fair market value thereof below its value immediately before such alteration or addition, or impair the usefulness of the Property; (b) is effected with due diligence, in a good and workmanlike manner and in compliance in all material respects with all Legal Requirements and Insurance Requirements; (c) subject to Section 1.8 is promptly and fully paid for, or caused to be paid for, by the Trustor; and (d) is made, in case the estimated cost of such alteration or addition exceeds U.S. $1,000,000, under the supervision of a qualified architect or engineer or another professional.

         SECTION 1.13. Acquired Property Subject to Lien. Subject to the Permitted Encumbrances and except as otherwise permitted by the Indenture, all property at any time acquired by the Trustor and provided or required by this Deed of Trust to be or become subject to the lien and security interest hereof, whether such property is acquired by exchange, purchase, construction or otherwise, shall forthwith become subject to the lien and security interest of this Deed of Trust without further action on the part of the Trustor or the Beneficiary. The Trustor, at its expense, will execute and deliver to the Beneficiary (and will record and file as provided in Section 1.4) an instrument supplemental to this Deed of Trust reasonably satisfactory in substance and form to the Beneficiary, whenever such an instrument is necessary under applicable law to subject to the lien and security interest of this Deed of Trust all right, title and interest of the Trustor in and to all property provided or required by this Deed of Trust to be subject to the lien and security interest hereof.

         SECTION 1.14. Assignment of Rents, Proceeds, etc. The assignment, grant and conveyance of the Leases, Rents, Proceeds and other rents, income, proceeds and benefits of the Trust Premises contained in the Granting Clause of this Deed of Trust shall constitute an absolute, present and irrevocable assignment, grant and conveyance, provided, however, that permission is hereby given to the Trustor, so long as no Event of Default has occurred and be continuing hereunder, to collect, receive and apply such Rents, Proceeds and other rents, income, proceeds and benefits as they become due and payable, but not further in advance thereof than is customary, and in accordance with all of the other terms, conditions and provisions hereof, of the Indenture and of the Security Agreements executed pursuant to the Indenture, and of the Leases, contracts, agreements and other instruments with respect to which such payments are made or such other benefits are conferred. Upon the occurrence and continuance of an Event of Default, such permission shall terminate immediately and automatically, without notice to the Trustor or any other Person except as required by law, and shall not be reinstated upon a cure of such Event of Default without the express written consent of the Beneficiary. Such assignment shall be fully effective without any further action on the part of the Trustor, the Trustee, or the Beneficiary, and the Beneficiary shall be entitled, at its option, upon the occurrence and continuance of an Event of Default hereunder, to collect, receive and apply all Rents, Proceeds and all other rents, income, proceeds and benefits from the Trust Premises, including all right, title and interest of the Trustor in any escrowed sums or deposits or any portion thereof or interest therein, whether or not the Trustee or the Beneficiary takes possession of the Trust Premises or any part thereof. The Trustor further grants to the Beneficiary the right, at the Beneficiary's option, upon the occurrence and continuance of an Event of Default hereunder, to:

                  (a) enter upon and take possession of the Property for the purpose of collecting Rents, Proceeds and said rents, income, proceeds and other benefits;

                  (b) dispossess by the customary summary proceedings any tenant, purchaser or other Person defaulting in the payment of any amount when and as due and payable, or in the performance of any other obligation, under any Lease, contract or other instrument to which said Rents, Proceeds or other rents, income, proceeds or benefits relate;

                  (c) let or convey the Trust Premises or any portion thereof or any interest therein; and

                  (d) apply Rents, Proceeds and such rents, income, proceeds and other benefits, after the payment of all necessary fees, charges and expenses, on account of the Obligations in accordance with Section 3.11.

         SECTION 1.15. No Claims Against the Trustee or the Beneficiary. Nothing contained in this Deed of Trust shall constitute any consent or request by the Trustee or the Beneficiary, express or implied, for the performance of any labor or the furnishing of any materials or other property in respect of the Property or any part thereof, or be construed to permit the making of any claim against the Trustee or the Beneficiary in respect of labor or services or the furnishing of any materials or other property or any claim that any lien based on the performance of such labor or the furnishing of any such materials or other property is prior to the lien and security interest of this Deed of Trust. ALL CONTRACTORS SUBCONTRACTORS, VENDORS AND OTHER PERSONS DEALING WITH THE PROPERTY, OR WITH ANY PERSONS INTERESTED THEREIN, ARE HEREBY ADVISED TO TAKE NOTICE OF THE PROVISIONS OF THIS SECTION.

         SECTION 1.16. Indemnification. The Trustor will protect, indemnify, save harmless and defend the Trustee, the Beneficiary, and each of their respective officers, directors, shareholders, employees, representatives and agents (collectively, the "Indemnified Parties" and individually, an "Indemnified Party"), from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against any Indemnified Party by reason of (a) ownership of an interest in this Deed of Trust, the Indenture, the Senior Secured Notes, the Security Agreements executed pursuant to the Indenture or the Property, (b) any accident, injury to or death of persons or loss of or damage to or loss of the use of property occurring on or about the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (c) any use, non-use or condition of the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (d) any failure on the part of the Trustor to perform or comply with any of the terms of this Deed of Trust, the Indenture, the Senior Secured Notes, or the Security Agreements executed pursuant to the Indenture, (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Trust Premises or any part thereof made or suffered to be made by or on behalf of the Trustor, (f) any negligence or tortious act on the part of the Trustor or any of its agents, contractors, lessees, licensees or invitees, (g) any work in connection with any alterations, changes, new construction or demolition of or additions to the Property, or (h) (i) any Hazardous Material on, in, under or affecting all or any portion of the Property, the groundwater, or any surrounding areas, (ii) any misrepresentation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in Sections 1.21 and 1.22, (iii) any violation or claim of violation by the Trustor of any Environmental Laws, or (iv) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of any Hazardous Material, except to the extent that any of the matters described in subsections (a)-(h) arise out of the gross negligence, unlawful acts or willful misconduct of any Indemnified Party. THE TRUSTEE SHALL NOT BE LIABLE FOR ANY ACT OR OMISSION OR ERROR OF JUDGMENT ION CONNECTION WITH THIS DEED OF TRUST, IT BEING THE INTENT OF THE PARTIES HERETO THAT THE TRUSTEE SHALL NOT BE LIABLE FOR THE TRUSTEE'S SOLE OR CONTRIBUTORY NEGLIGENCE. TRUSTOR SHALL AND DOES INDEMNIFY THE TRUSTOR AGAINST ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, CAUSES OF ACTION, JUDGMENTS, COURT COSTS, ATTORNEY'S FEES AND EXPENSES THAT THE TRUSTEE MAY INCUR IN THE PERFORMANCE OF THE TRUSTEE'S DUTIES HEREUNDER OR OTHERWISE IN CONNECTION WITH THIS DEED OF TRUST WHETHER OR NOT THE SAME RESULT FROM THE SALE OR CONTRIBUTORY NEGLIGENCE OF THE TRUSTEE. THE FOREGOING SHALL ALSO APPLY TO ANY SUBSTITUTE TRUSTEE HEREUNDER. If any action or proceeding be commenced, to which action or proceeding any Indemnified Party is made a party by reason of the execution of this Deed of Trust, the Indenture, the Senior Secured Notes, or the Security Agreements executed pursuant to the Indenture, or in which it becomes necessary to defend or uphold the lien of this Deed of Trust, all sums paid by the Indemnified Parties, for the expense of any litigation to prosecute or defend the rights and lien created hereby or otherwise, shall be paid by the Trustor to such Indemnified Parties, as the case may be, as hereinafter provided. The Trustor will pay and save the Indemnified Parties harmless against any and all liability with respect to any intangible personal property tax or similar imposition of the State or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by the Indemnified Parties in respect of this Deed of Trust, the Indenture, the Senior Secured Notes or any other Obligation. All amounts payable to the Indemnified Parties under this Section 1.16 shall be deemed indebtedness secured by this Deed of Trust and any such amounts which are not paid within ten
(10) days after written demand therefor by any Indemnified Party shall bear interest at the rate provided for in the Indenture and the Senior Secured Notes from the date of such demand. In case any action, suit or proceeding is brought against any Indemnified Party by reason of any such occurrence, the Trustor, upon request of such Indemnified Party, will, at the Trustor's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by the Trustor and approved by such Indemnified Party. The obligations of the Trustor under this Section 1.16 shall survive any discharge or reconveyance of this Deed of Trust and payment in full of the Obligations.

         SECTION 1.17. No Credit for Payment of Taxes. The Trustor shall not be entitled to any credit against the Obligations by reason of the payment of any tax on the Property or any part thereof or by reason of the payment of any other Imposition, and shall not apply for or claim any deduction from the taxable value of the Property or any part thereof by reason of this Deed of Trust.

         SECTION 1.18. Intentionally Omitted

         SECTION 1.19. No Transfer of the Property. Except as is provided in the Indenture and other Security Agreements executed pursuant to the Indenture, and except for the Permitted Encumbrances, the Trustor shall not, without the prior written consent of the Beneficiary, which consent may be granted or withheld in the sole and absolute discretion of the Beneficiary (i) sell, convey, assign or otherwise transfer the Property or any portion of the Trustor's interest therein or (ii) further encumber the Property or permit the Property to become encumbered by any lien, claim, security interest or other indebtedness of any kind or nature other than the Permitted Encumbrances.

         SECTION 1.20. Security Agreement. With respect to the items of personal property and fixtures referred to and described in the Granting Clause of this Deed of Trust and included as part of the Trust Premises, this Deed of Trust is hereby made and declared to be a security agreement encumbering each and every item of personal property and fixtures now or hereafter owned by Trustor and included herein as a part of the Trust Premises, in compliance with the provisions of the Uniform Commercial Code as enacted in the State. In this respect (and notwithstanding the conveyance to the Trustee rather than directly to the Beneficiary as provided in this Deed of Trust, Trustor, as "Debtor", expressly grants to Beneficiary, as "Secured Party", a security interest in and to all of the property now or hereafter owned by Trustor which constitutes the personal property and fixtures hereinabove referred to and described in this Deed of Trust, including all extensions, accessions, additions, improvements, betterments, renewals, replacements and substitutions thereof or thereto, and all proceeds from the sale or other disposition thereof. Trustor agrees that Beneficiary may file this Deed of Trust, or a reproduction thereof, in the real estate records or other appropriate index, as, and this Deed of Trust shall be deemed to be, a financing statement filed as a fixture filing in accordance with the laws of the State. Any reproduction of this Deed of Trust or of any other security agreement or financing statement executed by Trustor shall be sufficient as a financing statement. In addition, Trustor agrees to execute and deliver to Beneficiary, upon Beneficiary's request, any other security agreement and financing statements, as well as extensions, renewals, and amendments thereof, and reproductions of this Deed of Trust, in such form as Beneficiary may reasonably require to perfect a security interest with respect to said items. Trustor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require. Except as is provided in the Indenture and other Security Agreements executed pursuant to the Indenture, and except for the Permitted Encumbrances, without the prior written consent of Beneficiary, Trustor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the above-described personal property and fixtures, including any replacements and additions thereto. Upon the occurrence and continuance of an Event of Default under this Deed of Trust, the Beneficiary shall have and shall be entitled to exercise any and all of the rights and remedies (i) as prescribed in this Deed of Trust, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory provisions now or hereafter enacted and specified in said Uniform Commercial Code, all at Beneficiary's sole election. Trustor and Beneficiary agree that the filing of any financing statements in the records normally having to do with personal property shall not in any way affect the agreement of Trustor and Beneficiary that everything located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of, the Trust

Premises, which is described or reflected as a fixture in this Deed of Trust, is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be, regarded as part of the Real Estate conveyed hereby. Trustor warrants that Trustor's name, identity and address are as set forth herein. The mailing address of the Beneficiary from which information may be obtained concerning the security interest created herein is also set forth herein. This information hereof is provided in order that this Deed of Trust shall comply with the requirements of the Uniform Commercial Code as enacted in the State for instruments to be filed as financing statements. In accordance with the laws of the State, this Deed of Trust shall remain effective as a fixture filing until this Deed of Trust is released or satisfied of record or its effectiveness otherwise terminates as to the Trust Premises.

         SECTION 1.21. Representations and Warranties. In order to induce the Beneficiary to enter into this Deed of Trust, the Indenture and the other Security Agreements, the Trustor agrees that all of the representations and warranties of Trustor set forth in the Indenture are incorporated into this Deed of Trust by reference as if fully set forth herein.

         SECTION 1.22. Trustor's Covenants. In order to induce the Beneficiary to enter into this Deed of Trust, the Indenture and the other Security Agreements, the Trustor agrees that all of the covenants of Trustor set forth in the Indenture are incorporated into this Deed of Trust by reference as if fully set forth herein.

         SECTION 1.23. Attornment. Beneficiary hereby acknowledges and agrees that the liens granted herein are subject to the rights of certain lessees under the leases as set forth in the Credit Agreement and will be subject to the rights of lessees under any Leases entered into by Trustor after the date hereof which are permitted as Permitted Real Estate Liens pursuant to the Credit Agreement, subject to the express rights contained in the applicable Lease. The rights of the tenants under the Leases to the leased premises shall not be adversely affected by the exercise by Beneficiary of any of its rights hereunder, nor shall any such tenant be in any way deprived of its rights under the applicable Lease except in accordance with the terms of such Lease. In the event that Beneficiary succeeds to the interest of Trustor under a Lease, such Lease shall not be terminated or affected thereby except as set forth therein, and any sale of the applicable leased premises by Beneficiary or pursuant to the judgment of any court in an action to enforce the remedies provided for in this Deed of Trust shall be made subject to such Lease and the rights of such tenant expressly set forth thereunder. If Beneficiary succeeds to the interests of Trustor in and to the applicable leased premises or under such Lease or enters into possession of such leased premises, the Beneficiary, and such tenants, shall be bound to each other under all of the express terms, covenants and conditions of such Lease, as if the Beneficiary was originally the Trustor as lessor thereunder.

                                   ARTICLE II

                 INSURANCE; DAMAGE, DESTRUCTION OR taking, ETC.

         SECTION 2.1.   Insurance.

         SECTION 2.1.1. Risks to be Insured. The Trustor will, at its expense, maintain or cause to be maintained with insurance carriers approved by the Beneficiary (a) insurance with respect to the Improvements against loss or damage by fire, lightning and such other risks as are included in standard "all-risk" policies, in amounts sufficient to prevent the Trustor and the Beneficiary from becoming a co-insurer of any partial loss under the applicable policies, but in any event in amounts not less than the then full insurable value (actual replacement value) of the Improvements, as determined by the Trustor in accordance with generally accepted insurance practice and approved by the Beneficiary or, at the request of the Beneficiary, as determined at the Trustor's expense by the insurer or insurers or by an expert approved by the Beneficiary, (b) comprehensive public liability, including bodily injury and product liability and property damage, insurance, with personal injury endorsements, applicable to the Property in such amounts as are customarily carried by Persons operating similar properties in the same general locality, but in any event with a combined single limit of not less than Twenty Million Dollars ($20,000,000) per occurrence, (c) explosion insurance in respect of any steam and pressure boilers and similar apparatus located in the Property in such amounts as are usually carried by persons operating similar properties in the same general locality, but in any event in an amount not less than Twenty Million Dollars ($20,000,000), (d) business interruption insurance (including added expense coverage) against all insurable perils for a period of not fewer than twelve (12) months (subject to a reasonable aggregate deductible not exceeding ten (10) days per any occurence), (e) worker's compensation insurance to the full extent required by applicable law for all employees of the Trustor engaged in any work on or about the Property and employer's liability insurance with a limit of not less than Ten Million Dollars ($10,000,000) for each occurrence, (f) all-risk, builders' risk insurance with respect to the Property during any period during which there is any construction work being performed, against loss or damage by fire or other risks, including vandalism, malicious mischief and sprinkler leakage, as are included in so-called "extended coverage" clauses at the time available and (g) such other insurance with respect to the Property in such amounts and against such insurable hazards as the Beneficiary from time to time may reasonably require by written notice to the Trustor.

         SECTION 2.1.2. Policy Provisions. All insurance maintained by the Trustor pursuant to Section 2.1.1 shall (a) (except for worker's compensation insurance) list the Trustor and the Beneficiary, as additional insureds as their respective interests may appear, (b) (except for worker's compensation and public liability insurance) provide that the proceeds for any losses shall be adjusted by the Trustor subject to the approval of the Beneficiary in the event the proceeds shall exceed $1,000,000, and shall be payable to the Beneficiary, to be held and applied as provided in Section 2.3, (c) include effective waivers by the insurer of all rights of subrogation against any named insured, the indebtedness secured by this Deed of Trust and the Property and all claims for insurance premiums against the Beneficiary, (d) (except for worker's compensation and public liability insurance) provide that any losses shall be payable notwithstanding (i) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (ii) the occupation or use of the Property for purposes more hazardous than permitted by the terms thereof, (iii) any foreclosure or other action or proceeding taken by the Beneficiary pursuant to any provision of this Deed of Trust, or (iv) any change in title or ownership of the Property, (e) provide that no cancellation, reduction in amount or material change in coverage thereof or any portion thereof shall be effective until at least thirty (30) days after receipt by the Beneficiary of written notice thereof, (f) provide that any notice under such policies shall be simultaneously delivered to the Beneficiary, and (g) be satisfactory in all other reasonable respects to the Beneficiary. Any insurance maintained pursuant to this Section 2.1 may be evidenced by blanket insurance policies covering the Property and other properties or assets of the Trustor, provided that any such policy shall specify the portion, if less than all, of the total coverage of such policy that is allocated to the Property and shall in all other respects comply with the requirements of this Section 2.1.

         SECTION 2.1.3. Delivery of Certificates, etc. The Trustor will deliver to the Beneficiary, promptly upon request, (a) certificates of all policies evidencing all insurance required to be maintained under Section 2.1.1 (or, in the case of blanket policies, certificates thereof by the insurers together with a counterpart of each blanket policy), and (b) evidence as to the payment of all premiums due thereon (with respect to public liability insurance policies, all installments for the current year due thereon to such date), provided that the Beneficiary shall not be deemed by reason of its custody of such certificates to have knowledge of the contents thereof or of the applicable policies. The Trustor will also deliver to the Beneficiary prior to the expiration of any policy a binder or certificate of the insurer evidencing the replacement thereof and when the new policy is issued a certificate of such new policy (or, in the case of a replacement blanket policy, a certificate thereof of the insurer together with a counterpart of the blanket policy). In the event the Trustor shall fail to effect or maintain any insurance required to be effected or maintained pursuant to the provisions of this Section 2.1, the Trustor will indemnify the Beneficiary against damage, loss or liability resulting from all risks for which such insurance should have been effected or maintained.

         SECTION 2.1.4. Separate Insurance. The Trustor will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 2.1.

         SECTION 2.2. Damage, Destruction or Taking; Trustor to Give Notice; Assignment of Awards. In case of

                  (a) any material damage to or destruction of the Trust Premises or any material part thereof, or

                  (b) any taking, whether for permanent or temporary use, of all or any material part of the Trust Premises or any material interest therein or material right accruing thereto, as the result of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Trust Premises or any portion thereof (a "Taking"), or the commencement of any proceedings or negotiations which may result in a Taking, the Trustor will promptly give written notice thereof to the Beneficiary, generally describing the nature and extent of such damage or destruction and the Trustor's best estimate of the cost of restoring the Trust Premises, or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom, as the case may be. The Beneficiary shall be entitled to all insurance proceeds payable on account of such damage or destruction and to all awards or payments allocable to the Trust Premises on account of such Taking up to the amount of the Obligations, and the Trustor hereby irrevocably assigns, transfers and sets over to the Beneficiary all rights of the Trustor to any such proceeds, awards or payments and irrevocably authorizes and empowers the Beneficiary, at its option, in the name of the Trustor or otherwise, to file and prosecute what would otherwise be the Trustor's claim for any such proceeds, award or payment and to collect, receipt for and retain the same for disposition in accordance with

Section 2.3. The Trustor will pay all reasonable costs and expenses incurred by the Beneficiary in connection with any such damage, destruction or Taking and seeking and obtaining any insurance proceeds, awards or payments in respect thereof.

         SECTION 2.3. Application of Proceeds and Awards. The Beneficiary may, at its option, apply all amounts recovered under any insurance policy required to be maintained by the Trustor hereunder and all awards received by it on account of any Taking in any one or more of the following ways:

                  (a) to the payment of the reasonable costs and expenses incurred by the Beneficiary in obtaining any such insurance proceeds or awards, including the fees and expenses of attorneys and insurance and other experts and consultants, the costs of litigation, arbitration, mediation, investigations and other judicial, administrative or other proceedings and all other out-of-pocket expenses;

                  (b) to the payment of the principal of the Senior Secured Notes and any interest (including post-petition interest payable in any proceedings for bankruptcy under applicable law ("Post-Petition Interest") to the extent such interest is an Obligation) accrued and unpaid thereon, without regard to whether any portion or all of such amounts shall be matured or unmatured, and, in case such amount shall be insufficient to pay in full all such amounts, then such amount shall be applied, first, to the payment of all amounts of interest (including Post-Petition Interest to the extent such interest is an Obligation) accrued on the Senior Secured Notes and unpaid, second, to the payment of all amounts of principal at the time outstanding;

                  (c) to the payment of, or the application to, any Obligation (other than as provided in clause (b) above);

                  (d) to fulfill any of the other covenants contained herein, in the Indenture, Senior Secured Notes, or Security Agreements executed pursuant to the Indenture, as the Beneficiary may determine in its sole discretion;

                  (e) to the Trustor for application to the cost of restoring the Trust Premises and the replacement of Goods destroyed, damaged or taken; or

                  (f) to the Trustor.

Notwithstanding the foregoing provisions of this Section 2.3 to the contrary (but subject to the provisions of Section 2.4), and if each of the following conditions is satisfied, the Beneficiary, upon request of the Trustor, shall apply insurance proceeds or condemnation awards received by it to the restoration or replacement of the Trust Premises, to the extent necessary for the restoration or replacement thereof:

                           (i) there shall then exist no uncured Event of
                  Default;

                           (ii) the Trustor shall furnish to the Beneficiary a
                  certificate of an architect or engineer reasonably acceptable to the Beneficiary stating (x) that the Trust Premises is capable of being restored, prior to the maturity of the Indenture, to substantially the same condition as existed prior to the casualty or Taking, (y) the aggregate estimated direct and indirect costs of such restoration and (z) as to any Taking, that the property taken in such Taking, or sold under threat thereof, is not necessary to the Trustor's customary use or occupancy of the Property or Trustor otherwise provides Beneficiary adequate assurance that the Trust Premises can be restored or is not necessary to Trustor's customary use or occupancy of the Property; and

                           (iii) in the event that the estimated cost of
                  restoration set forth in the certificate of such architect or engineer (and such revisions to such estimate as are from time to time made) exceeds the net insurance proceeds or condemnation awards actually received from time to time, the Trustor shall deposit the amount of such excess with the Beneficiary.

         In the event that such insurance proceeds or condemnation awards are to be utilized in the restoration of the Trust Premises, the Beneficiary shall disburse such Proceeds and the additional amounts deposited by the Trustor for such restoration after receipt of a written request for disbursement, on not fewer than five (5) nor more than twelve (12) Business Days notice and, to the extent applicable, in accordance with the Beneficiary's customary construction loan procedures and conditions. In the event that such insurance or condemnation awards are to be utilized to replace the Trust Premises so destroyed or taken, the Beneficiary shall disburse such Proceeds after receipt of a written request for disbursement, on not fewer than five (5) Business Days nor more than twelve
(12) Business Days notice simultaneously with the acquisition of such replacement property by the Trustor. In the event that, after the restoration or replacement of the Trust Premises, any insurance or condemnation awards shall remain, such amount shall be paid to the Trustor. Insurance proceeds and condemnation awards shall be invested in the manner reasonably requested by the Trustor and approved by the Beneficiary, and all interest earned thereon shall be applied as provided in this Section 2.3. If, prior to the receipt by the Beneficiary of such insurance proceeds or condemnation awards, the Trust Premises shall have been sold on foreclosure, the Beneficiary shall have the right to receive said insurance proceeds or condemnation awards to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment shall have been sought or recovered or denied, and the reasonable attorneys' fees, costs and disbursements incurred by the Beneficiary in connection with the collection of such award or payment.

         SECTION 2.4. Total Taking and Total Destruction. In the event of a Total Destruction or a Total Taking, the Beneficiary shall apply all amounts recovered under any insurance policy referred to in Section 2.1.1 and all awards received by it on account of any such Taking as follows:

                  (a) first, to the payment of the reasonable costs and expenses incurred by the Beneficiary in obtaining any such insurance proceeds or awards, including the fees and expenses of attorneys and insurance and other experts and consultants, the costs of litigation, arbitration, mediation, investigations and other judicial, administrative or other proceedings and all other out-of-pocket expenses;

                  (b) second, to the payment of the principal of the Senior Secured Notes and any interest (including Post-Petition Interest to the extent such interest is an Obligation) accrued and unpaid thereon, without regard to whether any portion or all of such amounts shall be matured or unmatured, and, in case such amount shall be insufficient to pay in full all such amounts, then such amount shall be applied, first, to the payment of all amounts of interest (including Post-Petition Interest to the extent such interest is an Obligation) accrued on the Senior Secured Notes and unpaid, and second, to the payment of all amounts of principal at the time outstanding;

                  (c) third, to the payment of, or the application to, any Obligation (other than as provided in clause (b) above);

                  (d) fourth, to fulfill any of the other covenants contained herein as the Beneficiary may determine; and

                  (e) fifth, the balance, if any, to the Trustor.

                                  ARTICLE III

                        EVENTS OF DEFAULT; REMEDIES, ETC.

         SECTION 3.1. Events of Default; Acceleration. If an "Event of Default" (pursuant to and as defined in the Indenture) shall have occurred and be continuing, then and in any such event the Beneficiary may at any time thereafter (unless all Events of Default shall theretofore have been remedied and all costs and expenses, including, without limitation, attorneys' fees and expenses incurred by or on behalf of the Beneficiary, shall have been paid in full by the Trustor) declare, by written notice to the Trustor, the Senior Secured Notes and all other Obligations to be due and payable immediately or on a date specified in such notice, and on such date the same shall be and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which the Trustor hereby waives. The Trustor will pay on demand all costs and expenses, including, without limitation, attorneys' fees and expenses, incurred by or on behalf of the Beneficiary in enforcing this Deed of Trust, the Indenture, the Senior Secured Notes, or the Security Agreements or occasioned by any default hereunder or thereunder.

         SECTION 3.2. Legal Proceedings; Judicial Foreclosure. If an Event of Default shall have occurred and be continuing, the Beneficiary at any time may, at its election, proceed at law or in equity or otherwise to enforce the payment and performance of the Obligations in accordance with the terms hereof and thereof and to foreclose the lien of this Deed of Trust as against all or any part of the Trust Premises and to have the same sold under the judgment or decree of a court of competent jurisdiction. The Beneficiary shall be entitled to recover in such proceedings all costs incident thereto, including attorneys' fees and expenses in such amounts as may be fixed by the court.

         SECTION 3.3. Power of Sale. If an Event of Default shall have occurred and be continuing, the Beneficiary may sell or offer for sale the Trust Premises in such portions, order and parcels as the Beneficiary may determine, with or without having first taken possession of the same, to the highest bidder for cash at public auction. Such sale shall be made at the courthouse of the county wherein the Land (or any of that portion thereof to be sold) is situated

(whether the parts or parcels thereof, if any, in different counties are contiguous or not, and without the necessity of having any personal property hereby mortgaged present at such sale) on the first Tuesday of any month between the hours of 10:00 a.m. and 4:00 p.m. after posting a written or printed notice or notices of the place, the earliest time at which the sale will begin and terms of the sale of the Trust Premises for twenty-one (21) days prior to the date of the sale at the courthouse door of the county in which the sale is to be made and at the courthouse door of any other county in which a portion of the Trust Premises may be situated and filing a copy of such notice(s) in the office of the county clerk in each of such counties, and by serving written notice of the proposed sale at least twenty-one (21) days preceding the date of sale by certified mail on each debtor obligated to pay the Obligations according to the records of the Beneficiary. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly stamped and addressed to such debtor at the most recent address as shown by the records of the Beneficiary, in a post office or official depository under the care and custody of the United States. It is agreed that the posting and transmittal of notices may be performed by the Trustee, Beneficiary, or by any person acting for them. In lieu of the foregoing, the sale may be accomplished by following the procedures permitted or required by Section 51.002 of the Texas Property Code, as same may be amended from time to time, relating to the sale of real estate and/or by the Texas Uniform Commercial Code-Secured Transactions (same being Chapter 9 of the Texas Business and Commerce Code) relating to the sale of personal property collateral after default by a debtor (as said Section and Chapter may now exist or may hereafter be amended or succeeded), or by any other present or subsequent articles or enactments relating to the same. Nothing contained in this Section shall be construed to limit in any way the Trustee s rights to sell the Trust Premises by private sale if, and to the extent, that such private sale is permitted under the laws of the State or by public or private sale after entry of judgment by any court of competent jurisdiction ordering the same. At any such sale (i) whether made under power herein contained, Section 51.002 of the Texas Property Code, the Texas Uniform Commercial Code-Secured Transactions, any other legal requirement or by virtue of any judicial procedure or any other legal right, remedy or recourse, it shall not be necessary for the Trustee to have physically present, or to have constructive possession of, the Trust Premises (Trustor hereby covenanting and agreeing to deliver to the Trustee any portion of the Trust Premises not actually or constructively possessed by the Trustee immediately upon demand by the Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by the Trustee shall contain a special warranty of title, binding upon Trustor, (iii) each and every recital contained in any instrument of conveyance made by the Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor to the Trustee hereunder, (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (v) the receipt of the Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, Trustor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar, both at law and in equity, against Trustor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Trustor, and (vii) to the extent and under such circumstances as are permitted by law, Beneficiary may be a purchaser at any such sale. The Trust Premises may be sold in one or more parcels and in such manner and order as Trustee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales but other and successive sales may be made until all of the Trust Premises have been sold or until the Obligations has been fully satisfied. In case Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under this Deed of Trust and shall thereafter elect to discontinue or abandon the same for any reason, Beneficiary shall have the unqualified right so to do and, in such event, Trustor and Beneficiary shall be restored to their former positions with respect to the Obligations, the Trust Premises and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

         SECTION 3.4. Uniform Commercial Code Remedies. If an Event of Default shall have occurred and be continuing, the Beneficiary may exercise from time to time and at any time any rights and remedies available to it under applicable law upon default in the payment of indebtedness, including, without limitation, any right or remedy available to it as a secured party under the Uniform Commercial Code of the State. The Trustor shall, promptly upon request by the Beneficiary, assemble the Trust Premises, or any portion thereof generally described in such request, and make it available to the Beneficiary at such place or places designated by the Beneficiary and reasonably convenient to the Beneficiary or the Trustor. If the Beneficiary elects to proceed under the Uniform Commercial Code of the State to dispose of portions of the Trust Premises, the Beneficiary, at its option, may give the Trustor notice of the time and place of any public sale of any such property, or of the date after which any private sale or other disposition thereof is to be made, by sending notice by registered or certified first class mail, postage prepaid, to the Trustor at least ten (10) days before the time of the sale or other disposition. If any notice of any proposed sale, assignment or transfer by the Beneficiary of any portion of the Trust Premises or any interest therein is required by law, the Trustor conclusively agrees that ten (10) days notice to the Trustor of the date, time and place (and, in the case of a private sale, the terms) thereof is reasonable.

         SECTION 3.5. Beneficiary Authorized to Execute Deeds, etc. The Trustor irrevocably appoints the Trustee and the Beneficiary (which appointment is coupled with an interest) the true and lawful attorney of the Trustor, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement hereof, whether pursuant to power of sale, foreclosure or otherwise, to execute and deliver all such deeds, bills of sale, assignments, releases and other instruments as may be designated in any such request.

         SECTION 3.6. Purchase of Trust Premises by Beneficiary. The Beneficiary may be a purchaser of the Trust Premises or of any part thereof or of any interest therein at any sale thereof, whether pursuant to power of sale, foreclosure or otherwise, and the Beneficiary may apply upon the purchase price thereof the indebtedness secured hereby owing to the Beneficiary.

Such purchaser shall, upon any such purchase, acquire good title to the properties so purchased, free of the security interest and lien of this Deed of Trust and free of all rights of redemption in the Trustor.

         SECTION 3.7. Receipt a Sufficient Discharge to Purchaser. Upon any sale of the Trust Premises or any part thereof or any interest therein, whether pursuant to power of sale, foreclosure or otherwise, the receipt of the Beneficiary or the officer making the sale under judicial proceedings shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obliged to see to the application thereof.

         SECTION 3.8. Waiver of Appraisement, Valuation, etc. The Trustor hereby waives, to the fullest extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Trust Premises or any part thereof or any interest therein.

         SECTION 3.9. Sale a Bar Against Trustor. Any sale of the Trust Premises or any part thereof or any interest therein under or by virtue of this Deed of Trust, whether pursuant to power of sale, foreclosure or otherwise, shall forever be a bar against the Trustor.

         SECTION 3.10. Obligations to Become Due on Sale. Except as otherwise provided in the Indenture or herein, upon any sale of the Trust Premises or any portion thereof or interest therein by virtue of the exercise of any remedy by the Beneficiary under or by virtue of this Deed of Trust, whether pursuant to power of sale, foreclosure or otherwise in accordance with this Deed of Trust or by virtue of any other remedy available at law or in equity or by statute or otherwise, at the option of the Beneficiary, any sums or monies due and payable pursuant to the Indenture or Security Agreements and in connection with the Obligations shall, if not previously declared due and payable, immediately become due and payable, together with interest accrued thereon, and all other indebtedness which this Deed of Trust by its terms secures.

         SECTION 3.11. Application of Proceeds of Sale and Other Moneys. Except as otherwise provided in the Indenture or herein, the proceeds of any sale of the Trust Premises or any part thereof or any interest therein under or by virtue of this Deed of Trust, whether pursuant to power of sale, foreclosure or otherwise, and all other moneys at any time held by the Beneficiary as part of the Trust Premises, shall be applied in such order of priority as the Beneficiary shall determine in its sole and absolute discretion including, without limitation, as follows:

                  (a) first, to the payment of the reasonable costs and expenses of such sale (including, without limitation, the cost of evidence of title and the costs and expenses, if any, of taking possession of, retaining custody over, repairing, managing, operating, maintaining and preserving the Trust Premises or any part thereof prior to such sale), all reasonable costs and expenses incurred by the Beneficiary or any other Person in obtaining or collecting any insurance proceeds, condemnation awards or other amounts received by the Beneficiary, all reasonable costs and expenses of any receiver of the Trust Premises or any part thereof, and any Impositions or other charges or expenses prior to the security interest or lien of this Deed of Trust, which the Beneficiary may consider it necessary or desirable to pay;

                  (b) second, to the payment of any Obligation (other than those set forth in Section 3.11(c) below);

                  (c) third, to the payment of all amounts of principal of and interest (including Post-Petition Interest to the extent such interest is an Obligation) at the time due and payable under the Indenture at the time outstanding (whether due by reason of maturity or by reason of any prepayment requirement or by declaration or acceleration or otherwise), including interest at the rate provided for in the Indenture on any overdue principal and (to the extent permitted under applicable law) on any overdue interest; and, in case such moneys shall be insufficient to pay in full such principal and interest, then, first, to the payment of all amounts of interest (including Post-Petition Interest to the extent such interest is an Obligation) at the time due and payable and, second, to the payment of all amounts of principal at the time due and payable under the Senior Secured Notes; and

                  (d) fourth, the balance, if any, held by the Beneficiary after payment in full of all amounts referred to in subdivisions Sections 3.11(a), (b) and (c) above, shall, unless a court of competent jurisdiction may otherwise direct by final order not subject to appeal, be paid to or upon the direction of the Trustor.

         SECTION 3.12. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, the Beneficiary shall, as a matter of right, without notice, and without regard to the adequacy of any security for the indebtedness secured hereby or the solvency of the Trustor, be entitled to the appointment of a receiver for all or any part of the Trust Premises, whether such receivership be incidental to a proposed sale of the Trust Premises or otherwise, and the Trustor hereby consents to the appointment of such a receiver and will not oppose any such appointment.

         SECTION 3.13. Possession, Management and Income. If an Event of Default shall have occurred and be continuing, in addition to, and not in limitation of, the rights and remedies provided in Section 1.14, the Trustee and the Beneficiary, upon five (5) days written notice to the Trustor, may enter upon and take possession of the Trust Premises or any part thereof by force, summary proceeding, ejectment or otherwise and may remove the Trustor and all other Persons and any and all property therefrom and may hold, operate, maintain, repair, preserve and manage the same and receive all earnings, income, Rents, issues and Proceeds accruing with respect thereto or any part thereof. The Trustee and the Beneficiary shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management, except that any amounts so received by the Trustee and the Beneficiary shall be applied to pay all costs and expenses of so entering upon, taking possession of, holding, operating, maintaining, repairing, preserving and managing the Trust Premises or any part thereof, and any Impositions or other charges prior to the lien and security interest of this Deed of Trust which the Trustee and the Beneficiary may consider it necessary or desirable to pay, and any balance of such amounts shall be applied as provided in Section 3.11.

         SECTION 3.14. Right of Beneficiary to Perform Trustor's Covenants, etc. If the Trustor shall fail to make any payment or perform any act required to be made or performed hereunder or under the Indenture or the Senior Secured Notes, the Beneficiary, without notice to or demand upon the Trustor and without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Trustor, and may enter upon the Trust Premises for such purpose and take all such action thereon as, in the Beneficiary's opinion, may be necessary or appropriate therefor. No such entry and no such action shall be deemed an eviction of any lessee of the Property or any part thereof. All sums so paid by the Beneficiary and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the rate provided in the Indenture from the date of payment or incurring, shall constitute additional indebtedness under the Indenture secured by this Deed of Trust and shall be paid by the Trustor to the Trustee or the Beneficiary, as the case may be, on demand.

         SECTION 3.15. Subrogation. To the extent that the Beneficiary, on or after the date hereof, pays any sum due under any provision of any Legal Requirement or any instrument creating any lien prior or superior to the lien of this Deed of Trust, or the Trustor or any other Person pays any such sum with the proceeds of the Senior Secured Notes, the Beneficiary shall have and be entitled to a lien on the Trust Premises equal in priority to the lien discharged, and the Beneficiary shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence and benefit the Beneficiary in securing the Obligations.

         SECTION 3.16. Remedies, etc., Cumulative. Each right, power and remedy of the Beneficiary provided for in this Deed of Trust, the Indenture and in the Senior Secured Notes or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Deed of Trust, the Indenture, the Senior Secured Notes or the Security Agreements or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Beneficiary of any one or more of the rights, powers or remedies provided for in this Deed of Trust, the Indenture, the Senior Secured Notes, or the Security Agreements or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Beneficiary of any or all such other rights, powers or remedies.

         SECTION 3.17. Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Deed of Trust may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Deed of Trust invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Deed of Trust or any application thereof shall be invalid or unenforceable, the remainder of this Deed of Trust and any other application of such term shall not be affected thereby.

         SECTION 3.18. No Waiver, etc. No failure by the Trustee or the Beneficiary to insist upon the strict performance of any term hereof or of the Indenture, the Senior Secured Notes, or the Security Agreements or to exercise any right, power or remedy consequent upon a breach hereof or thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Deed of Trust, which shall continue in full force and effect with respect to any other then existing or subsequent breach. By accepting payment or performance of any amount or other Obligations secured hereby before or after its due date, neither the Trustee nor the Beneficiary shall be deemed to have waived its right either to require prompt payment or performance when due of all other amounts and Obligations payable hereunder or to declare a default for failure to effect such prompt payment.

         SECTION 3.19. Compromise of Actions, etc. Any action, suit or proceeding brought by the Beneficiary pursuant to any of the terms of this Deed of Trust, the Indenture, the Senior Secured Notes, or the Security Agreements, or otherwise, and any claim made by the Beneficiary hereunder or thereunder, may be compromised, withdrawn or otherwise dealt with by the Beneficiary without any notice to or approval of the Trustor.

                                   ARTICLE IV

                                   DEFINITIONS

         SECTION 4.1. Terms Defined in this Deed of Trust. When used herein the following terms have the following meanings:

         "Beneficiary" shall have the meaning set forth in the preamble.

         "Borrowers" shall have the meaning set forth in the second recital.

         "Contracts" shall have the meaning set forth in clause (h) of the granting clause.

         "Credit Agreement" shall have the meaning set forth in the third recital.

         "Deed of Trust" shall have the meaning set forth in the preamble.

         "Default" means any Event of Default or any condition or event which, after notice or lapse of time, or both, would constitute an Event of Default.

         "First Deed of Trust Default" means a Default (as defined in the First Deed of Trust).

         "Goods" shall have the meaning set forth in clause (c) of the granting clause.

         "herein", "hereof", "hereto", and "hereunder" and similar terms refer to this Deed of Trust and not to any particular Section, paragraph or provision of this Deed of Trust.

         "Highest Lawful Rate" shall have the meaning set forth in Section 5.15.

         "Impositions" shall have the meaning set forth in Section 1.5.

         "Improvements" shall have the meaning set forth in clause (b) of the granting clause.

         "Indemnified Parties" shall have the meaning set forth in Section 1.16.

         "Insurance Requirements" shall have the meaning set forth in paragraph
(a) of Section 1.6.

         "Land" shall have the meaning set forth in the first recital.

         "Leases" shall have the meaning set forth in clause (e) of the granting clause.

         "Legal Requirements" shall have the meaning set forth in paragraph (b) of Section 1.6.

         "Trustor" shall have the meaning set forth in the preamble.

         "Obligations" means the Obligations under the Indenture and the Senior Secured Notes.

         "Permits" shall have the meaning set forth in clause (g) of the granting clause.

         "Permitted Encumbrances" shall have the meaning set forth in Section
1.2.

         "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency or officer.

         "Plans" shall have the meaning set forth in clause (f) of the granting clause.

         "Post-Petition Interest" shall have the meaning set forth in Section
2.3.

         "Proceeds" shall have the meaning set forth in clause (k) of the granting clause.

         "Property" shall have the meaning set forth in clause (b) of the granting clause.

         "Real Estate" shall have the meaning set forth in clause (a) of the granting clause.

         "Rents" shall have the meaning set forth in clause (j) of the granting clause.

         "State" means the State of Texas.

         "Total Destruction" means any damage to or destruction of the Improvements or any part thereof which, in the reasonable estimation of the Beneficiary shall require the expenditure of an amount in excess of Forty Million Dollars ($40,000,000) to restore the Improvements to substantially the same condition of the Improvements immediately prior to such damage or destruction.

         "Total Taking" means a Taking, whether permanent or for temporary use, which, in the reasonable judgment of the Beneficiary, shall substantially interfere with and adversely affect the normal operation of the Property by the Trustor to such an extent as would reasonably be anticipated to cause a Material Adverse Effect (as defined in the Credit Agreement).

         "Trust Premises" shall have the meaning set forth in the granting clause.



         SECTION 4.2. Use of Defined Terms. Terms for which meanings are provided in this Deed of Trust shall, unless otherwise defined or the context otherwise requires, have such meanings when used in any certificate and any opinion, notice or other communication delivered from time to time in connection with this Deed of Trust or pursuant hereto.

         SECTION 4.3. Indenture Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Deed of Trust, including its preamble and recitals, have the meanings provided in the Indenture.

                                   ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.1.   Further Assurances; Financing Statements.

         SECTION 5.1.1. Further Assurances. The Trustor, at its expense, will execute, acknowledge and deliver all such instruments and take all such other action as the Beneficiary from time to time may reasonably request:

                  (a) to better subject to the lien and security interest of this Deed of Trust all or any portion of the Trust Premises,

                  (b) to perfect, publish notice or protect the validity of the lien and security interest of this Deed of Trust,

                  (c) to preserve and defend the title to the Trust Premises and the rights of the Beneficiary therein against the claims of all Persons as long as this Deed of Trust shall remain undischarged,

                  (d) to better subject to the lien and security interest of this Deed of Trust or to maintain or preserve the lien and security interest of this Deed of Trust with respect to any replacement or substitution for any Trust Premises or any other after-acquired property except as provided in the Indenture, or

                  (e) in order to further effectuate the purposes of this Deed of Trust and to carry out the terms hereof and to better assure and confirm to the Beneficiary its rights, powers and remedies hereunder.

         SECTION 5.1.2. Financing Statements. Notwithstanding any other provision of this Deed of Trust, the Trustor hereby agrees that, without notice to or the consent of the Trustor, the Beneficiary may file with the appropriate public officials such financing statements, continuation statements, amendments and similar documents as are or may become necessary to perfect, preserve or protect the security interest granted by this Deed of Trust.

         SECTION 5.2. Additional Security. Without notice to or consent of the Trustor, and without impairment of the security interest and lien and rights created by this Deed of Trust, the Trustee and the Beneficiary or the Holders may accept from the Trustor or any other Person additional security for the Obligations. Neither the giving of this Deed of Trust nor the acceptance of any such additional security shall prevent the Beneficiary or Trustor from resorting, first, to such additional security, or, first, to the security created by this Deed of Trust, or concurrently to both, in any case without affecting the Beneficiary's lien and rights under this Deed of Trust.

         SECTION 5.3.   Defeasance; Partial Release, etc.

         SECTION 5.3.1. Defeasance. If the Senior Secured Notes and all other amounts owing pursuant to the Indenture and the Security Agreements shall be repaid in full in accordance with the terms thereof, and if the Trustor shall pay, in full, the principal of and premium, if any, and interest on the Obligations in accordance with the terms thereof and hereof and all other sums payable hereunder by the Trustor and shall comply with all the terms, conditions and requirements hereof and of the Obligations, or otherwise as may be provided in the Indenture, then on such date, the Beneficiary shall, upon the request of the Trustor and at the Trustor's sole cost and expense, execute and deliver such instruments, in form and substance reasonably satisfactory to the Beneficiary, as may be necessary to effectively reconvey, release and discharge this Deed of Trust.

         SECTION 5.3.2. Partial Release, etc. The Beneficiary may, at any time and from time to time, without liability therefor, and without prior notice to the Trustor, release or reconvey any part of the Trust Premises, consent to the making of any map or plat of the Property, join in granting any easement thereon or join in any extension agreement or agreement subordinating the lien of this Deed of Trust.

         SECTION 5.4. Notices, etc. All notices and other communications provided to any of the parties hereto shall be in writing and addressed, delivered or transmitted to such party as set forth in the Indenture.

         SECTION 5.5. Waivers, Amendments, etc. The provisions of this Deed of Trust may be amended, discharged or terminated and the observance or performance of any provision of this Deed of Trust may be waived, either generally or in a particular instance and either retroactively or prospectively, only by an instrument in writing executed by the Trustor and the Beneficiary.

         SECTION 5.6. Cross-References. References in this Deed of Trust and in each instrument executed pursuant hereto to any Section or Article are, unless otherwise specified, to such Section or Article of this Deed of Trust or such instrument, as the case may be, and references in any Section, Article or definition to any clause are, unless otherwise specified, to such clause of such Section, Article or definition.

         SECTION 5.7. Headings. The various headings of this Deed of Trust and of each instrument executed pursuant hereto are inserted for convenience only and shall not affect the meaning or interpretation of this Deed of Trust or such instrument or any provisions hereof or thereof.

         SECTION 5.8. Currency. Unless otherwise expressly stated, all references to any currency or money, or any dollar amount, or amounts denominated in "Dollars" herein will be deemed to refer to the lawful currency of the United States.

         SECTION 5.9. Governing Law. THIS MORTGAGE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE.

         SECTION 5.10. Successors and Assigns, etc. This Deed of Trust shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 5.11. Concerning the Trustee

         Acceptance of Trusts; Certain Terms the Trusts. The Trustee, for itself and its successors, hereby accepts the trusts of this Deed of Trust, but only upon the terms herein set forth, including the following:

         (a) The recitals in this Deed of Trust and in any supplement hereto which may hereafter be executed by the Trustor and the Trustee shall be taken as the statements of the Trustor and shall not be considered as made by, or imposing any obligation or liability upon, the Trustee.

         (b) The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or through its agents or attorneys, and the Trustee shall not be responsible for the acts of any agent or attorney appointed by it in good faith and without negligence.

         (c) The Trustee may, at the expense of the Trustor, consult with legal counsel to be selected by it, and the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the advice of counsel.

         (d) The Trustor will pay to the Trustee from time to time, on demand, compensation for all services rendered hereunder (which shall not be limited to the compensation of trustees of any express trust as provided by law) and also all reasonable expenses, charges, counsel fees and other disbursements and those of its agents and attorneys, made or incurred in the administration of the trusts hereby created and any other duties hereby imposed. The Trustor agrees to indemnify and save harmless the Trustee against and from any liability or damages which it may incur or sustain, in good faith, in the exercise and performance of any of its powers and duties hereunder.

         (e) The Trustee shall not be liable, in case of taking possession of the Trust Premises, for debts contracted or liability or damages incurred in the management or operation of the Trust Premises, for the salaries of employees of the Trustor or for nonfulfillment of contracts by the Trustor.

         (f) The Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, statement, obligation, appraisal or other document believed by it to be genuine and to have been signed by the proper party or parties or by a person or persons authorized to act on his or their behalf.

         (g) The Trustee shall not be responsible for the validity or genuineness of any securities, personal property, notes or deeds of trust at any time pledged and deposited hereunder.

         SECTION 5.11.2. Duties and Responsibility of Trustee; In Case of Default; Prior to Default; When Acting Under Direction of Beneficiary. If an Event of Default shall have occurred and shall be continuing to the actual knowledge of the Trustee, or if the Trustee shall have received notice thereof from the Beneficiary, the Trustee, only if so directed by the Beneficiary, shall exercise such of the rights and powers vested in it by this Deed of Trust, and in so doing shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. None of the provisions of this Deed of Trust shall be construed as relieving the Trustee from liability for its own negligent action, own negligent failure to act, or own willful misconduct, except that,

                  (a) so long as no Event of Default shall have occurred and be continuing,

                           (1) the Trustee shall not be liable except for the
                  performance of such duties as are specifically set forth in this Deed of Trust, and no implied covenants or obligations shall be read into this Deed of Trust against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Deed of Trust, and

                           (2) in the absence of bad faith on the part of the
                  Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of opinions expressed therein, upon certificates or opinions conforming to the requirements of this Deed of Trust;

         (b) the Trustee shall not be liable for any error of judgment made in good faith by an officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with provisions of applicable law and the direction of the Beneficiary, relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Deed of Trust;

         (d) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Deed of Trust;

         (e) if an Event of Default shall have occurred and shall be continuing, the Trustee shall not exercise any of the powers granted to it hereunder unless and until specifically requested to do so by the Beneficiary; and

         (f) none of the provisions contained in this Deed of Trust shall require the Trustee to advance or use its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

         SECTION 5.11.3. Notice of Default. The Trustee shall, within ten days after it has actual knowledge thereof, give to the Beneficiary notice of any Default.

         SECTION 5.11.4. Resignation and Removal; Appointment of Successor Trustee.

         (a) The Trustee may resign and be discharged from the trusts hereby created by giving written notice thereof to the Trustor and to the Beneficiary. Such resignation shall become effective upon the appointment of its successor and such successor's acceptance of such appointment, provided that, if a successor Trustee has not been so appointed, or, if so appointed, has not accepted the appointment within thirty (30) days after the date of such written notice of resignation, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

         (b) The Trustee may be removed at any time by an instrument or instruments signed by the Beneficiary and filed with the Trustor and the Trustee.

         (c) The Beneficiary may appoint a successor Trustee at any time by filing for record in the office of the Register of Deeds of the County in which the Property is located a substitution of Trustee. From the time the substitution is filed for record, the successor Trustee shall succeed to all of the powers, duties, authority and title of the Trustee without the necessity of any conveyance from the Trustee originally herein named or any successor. Each such substitution shall be executed and acknowledged, and notice thereof shall be given and proof thereof made in accordance with applicable law. The Trustor agrees to accept and confirm any such successor Trustee hereunder by executing and delivering a supplemental Deed of Trust and security agreement or other appropriate agreement.

         SECTION 5.12. Waiver of Jury Trial; Submission to Jurisdiction.

                  (a) EACH OF THE TRUSTOR AND THE BENEFICIARY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE, THE INDENTURE, THE SENIOR SECURED NOTES, THE SECURITY AGREEMENTS OR ANY OTHER RELATED INSTRUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE TRUSTOR OR THE BENEFICIARY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BENEFICIARY AND THE HOLDERS TO ENTER INTO THE TRANSACTIONS PROVIDED FOR IN THE INDENTURE.

                  (b) FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INVOLVING THIS MORTGAGE, THE INDENTURE, THE SENIOR SECURED NOTES, OR THE SECURITY AGREEMENTS, THE TRUSTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE AND CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED

         MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE IN ACCORDANCE WITH APPLICABLE LAW, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED. THE TRUSTOR AND BENEFICIARY EACH EXPRESSLY WAIVES, TO THE EXTENT IT MAY LAWFULLY DO SO, ANY OBJECTION, CLAIM OR DEFENSE WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS MORTGAGE, THE INDENTURE, THE SENIOR SECURED NOTES, OR THE SECURITY AGREEMENTS IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER THE PERSON OF THE TRUSTOR. NOTHING CONTAINED HEREIN WILL BE DEEMED TO PRECLUDE THE BENEFICIARY FROM BRINGING AN ACTION AGAINST THE TRUSTOR IN ANY OTHER JURISDICTION.

         SECTION 5.13. Severability; Conflicts. Any provision of this Deed of Trust, the Indenture, the Senior Secured Notes, or the Security Agreements which is prohibited or unenforceable in any jurisdiction shall as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Deed of Trust, the Indenture, the Senior Secured Notes, or the Security Agreements or affecting the validity or enforceability of such provision in any other jurisdiction. In the event of any conflict between the terms of this Deed of Trust and the terms of the Indenture, the terms of the Indenture shall control.

         SECTION 5.14. Security Agreement. This Deed of Trust is a Loan Document executed pursuant to the Indenture and, unless otherwise expressly indicated herein, shall be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 5.15. Usury Savings Clause.In no event shall any provision of this instrument, the Indenture, the Senior Secured Notes, or any other instrument evidencing or securing the Obligations ever obligate Trustor, to pay or allow Beneficiary to collect interest on the Senior Secured Notes or any other Obligations secured hereby at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "Highest Lawful Rate"), or obligate Trustor to pay any amounts that would be held or deemed to constitute interest under applicable law which, when added to the interest payable on the Senior Secured Notes, would be held to constitute the payment by Trustor of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary. To the extent the Highest Lawful Rate is determined by reference to the laws of the State of Texas, same shall be determined by reference to the indicated rate ceiling (as defined and described in Chapter 303 of the Texas Finance Code, as amended) at the applicable time in effect.

         Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the Obligations shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this Deed of Trust or the Senior Secured Notes, any funds are applied to the payment of any part of the principal amount of the Obligations prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the Obligations remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the Obligations, then Beneficiary shall refund to Trustor all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. Regardless of any other provision in this instrument, or in any of the written evidences of the Obligations, Trustor shall never be required to pay any unearned interest on the Obligations or any portion thereof, and shall never be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.

         It is the intention of the Trustor and the Beneficiary to conform strictly to the usury laws governing the Indenture and the Security Agreements, and any interest payable under the Indenture and the Security Agreements executed pursuant to the Indenture shall be subject to reduction to the amount not in excess of the maximum non-usurious amount allowed under such laws, as construed by the courts having jurisdiction over such matters. In the event the maturity of the Obligations is accelerated by reason of any provision of the Indenture and the Security Agreements executed pursuant to the Indenture, or by reason of an election by the Beneficiary resulting from an Event of Default, then earned interest may never include more than the maximum amount permitted by law, computed from the dates of each advance of loan proceeds under the Indenture until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically or, if theretofore paid, at the option of the Beneficiary, shall be rebated to the Trustor, or shall be credited on the principal amount of the Obligations or, if all principal has been repaid, then the excess shall be rebated to the Trustor. If any interest is canceled, credited against principal or rebated to the Trustor in accordance with the foregoing sentence and, if thereafter the interest payable hereunder is less than the maximum amount permitted by applicable law, the rate hereunder shall automatically be increased to the maximum extent possible to permit repayment to the Beneficiary and the Lenders as soon as possible of any interest in excess of the maximum amount permitted by law which was earlier canceled, credited against principal or rebated to the Trustor pursuant to the provisions of the foregoing sentence.

         SECTION 5.16. Entire Agreement.THIS WRITTEN SECURITY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 5.17. Subordination to First Deed of Trust.

                  (a) The lien of this Deed of Trust shall be subject and subordinate only to the lien of the First Deed of Trust and Permitted Encumbrances. Notwithstanding anything to the contrary contained in this Deed of Trust, this Deed of Trust shall not be subordinate to any increases in the aggregate principal amount that may be borrowed
         (i) under the First Deed of Trust or other documents executed in connection therewith, or (ii) under any amendment, modifications, renewals, replacements or consolidations thereof, made without the prior written consent of Beneficiary, to an amount in excess of $70,000,000.

                  (b) Trustor represents and warrants that (i) the First Deed of Trust is in full force and effect, and (ii) all principal, interest and other amounts payable under the terms, covenants, conditions and provisions of the First Deed of Trust and the other documents executed in connection therewith have been and shall be paid in accordance with the terms, covenants, conditions and provisions thereof.

                  (c) Trustor covenants and agrees that Trustor shall: (i) promptly and faithfully observe, perform and comply with all the terms, covenants, conditions and provisions of the First Deed of Trust and other documents executed in connection therewith; (ii) not modify, or amend, or in any way alter or permit the alteration of any of the terms, covenants, conditions or provisions of the First Deed of Trust or the other documents executed in connection therewith in a manner that will increase the aggregate principal amount of indebtedness that may be borrowed under the First Deed of Trust and the other documents executed in connection therewith the repayment of which is secured by the First Deed of Trust to an amount in excess of $70,000,000; (iii) promptly deliver to Beneficiary a copy of each notice of a First Deed of Trust Default received or delivered by Trustor in connection with the First Deed of Trust; and (iv) furnish to Beneficiary copies of such additional information and evidence as Beneficiary reasonably may require concerning Trustor's due observance, performance and compliance with the terms, covenants, conditions, and provisions of the First Deed of Trust and the other documents executed in connection therewith (including, but without limiting the generality of the foregoing, evidence, reasonably satisfactory to Beneficiary, of the payment by Trustor of principal, interest and other amounts required by the terms, covenants, conditions and provisions of the First Deed of Trust and the other documents executed in connection therewith).

                  (d) Upon the occurrence and during the continuance of a First Deed of Trust Default, in addition to any other rights and remedies that may be available to Beneficiary, Beneficiary may, but shall not be obligated to, cure such First Deed of Trust Default and Beneficiary shall be subrogated to the rights of the holder of the First Deed of Trust against Trustor and the Premises. To the extent Beneficiary makes any payment of any installment of interest or any payment of principal or other sum due under the First Deed of Trust and/or any note secured thereby, such payment (i) shall be deemed to be indebtedness secured hereby, (ii) shall be a lien on the Premises prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Deed of Trust, and (iii) shall accrue interest at a rate equal to the lower of (a) eighteen percent (18%) per annum or (b) the maximum rate permitted by law.

                  (e) If for any reason the indebtedness secured by the First Deed of Trust is accelerated, or the Premises or any part thereof is sold, or attempted to be sold, pursuant to the First Deed of Trust, whether by power of sale, judicial action or otherwise, or any other remedial action or proceeding is taken or instituted in respect of the Premises or any part thereof under the First Deed of Trust, Trustor will indemnify and hold Beneficiary harmless from any loss, cost or expense incurred by Beneficiary, including reasonable attorneys' fees, in contesting any such action taken or instituted, or incurred by Beneficiary on account of the acceleration of the indebtedness secured by the First Deed of Trust, the sale of the Premises pursuant thereto or Beneficiary's purchase or payment of the First Deed of Trust.

                  (f) Trustor does herewith irrevocably appoint and constitute Beneficiary as its true and lawful attorney-in-fact in its name, place and stead to, upon the occurrence and during the continuance of a First Deed of Trust Default, perform and comply with all obligations of Trustor under the First Deed of Trust, to do and take, without any obligation to do so, any action as Beneficiary deems necessary or desirable to cure any First Deed of Trust Default. Trustor shall, within five (5) days after written request is made therefor by Beneficiary, execute and deliver to Beneficiary or to any person which Beneficiary shall designate, such further instruments, agreements, powers, deeds, conveyances or the like as may be necessary to complete or perfect the interest, rights or powers of Beneficiary pursuant to this paragraph.

                  (g) Upon receipt by Beneficiary of any notice of a First Deed of Trust Default, Beneficiary may rely thereon and take any such reasonable action as Beneficiary shall reasonably deem necessary, irrespective of whether the existence of such First Deed of Trust Default or the nature thereof be questioned or denied by or on behalf of Trustor.

         Notwithstanding anything to the contrary contained in this Deed of Trust, and each of the terms, conditions and provisions hereof, and Beneficiary's rights and remedies hereunder, is, and at all times shall be subject and subordinate to the First Deed of Trust. The parties hereto agree to execute a subordination agreement if requested by Lender or any lender under any refinancing of the indebtedness secured by the First Deed of Trust.

         IN WITNESS WHEREOF, the undersigned, by its duly elected officers and pursuant to proper authority of its board of directors has duly executed, sealed, acknowledged and delivered this instrument as of the day and year first above written.

                                    TRUSTOR:


                                    STERLING CHEMICALS, INC.,
                                    a Delaware corporation


                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title: President






                                   DRAFTED BY:

                                Latham & Watkins
                                885 Third Avenue
                          New York, New York 10022-4802
                         Attention: Wylie S. Allen, Esq.

[CORPORATE NOTARY PAGE]

                      MULTI-STATE CORPORATE ACKNOWLEDGMENT





State of New York
County of New York

On this _______________ day of July, 1999, before me, the undersigned officer, personally appeared

        ___________________________, with a residence at _____________________,

personally known and acknowledged himself/herself/themselves to me, or produced _________________________________ as identification, to be the

        _______________ President

of ______________________________, (hereinafter, the "Corporation")

and that as such officer(s), being duly authorized to do so pursuant to its bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the Corporation by himself/herself/ themselves in their authorized capacities as such officer(s) as his/her/their free and voluntary act and deed and the free and voluntary act and deed of said Corporation.

In Witness Whereof, I hereunto set my hand and official seal.

                                 -------------------------------------
                                 Notary Public


Notarial Seal                    My Commission Expires:

                                                                      SCHEDULE 1



                          Legal Description of the Land

[ ]

                                                                      SCHEDULE 2



                             Permitted Encumbrances

[ ]
[ ]